UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d)(2))
☐	Definitive Information Statement

HUMBL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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HUMBL, INC.

600 B Street

Suite 300

San Diego, CA 92101

(786) 738-9012

Notice of Action by Written Consent of Shareholders to be Effective November __, 2022

Dear Stockholder:

HUMBL, Inc., a Delaware corporation. (the “Company”), hereby notifies our stockholders of record on November __, 2022 that the majority of stockholders have approved, by written consent in lieu of a special meeting on October 28, 2022 the following proposal:

To amend our Certificate of Incorporation to effect a reverse stock split of our common stock, $.00001 par value, by a ratio of one-for-10 (1:10) and to reflect that reverse split in the Series B conversion ratio that will be changed from 10,000:1 to 1,000:1

This Information Statement is first being mailed to our stockholders of record as of the close of business on November __, 2022. The action contemplated herein will not be effective until November __, 2022, a date which is at least 20 days after the date on which this Information Statement is first mailed to our stockholders of record. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

The corporate action is taken by consent of the holder of a majority of the voting shares outstanding, and pursuant to Delaware law and the Company’s bylaws that permit holders of a majority of the voting power to take a stockholder action by written consent. Proxies are not being solicited because the majority stockholders holding the majority of the voting power of the issued and outstanding voting capital stock of the Company have voted in favor of the proposals contained herein.

Exhibit A Amendment to the Company’s Certificate of Incorporation

/s/ Brian Foote
President and CEO’
November __, 2022

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HUMBL, INC.

600 B Street

Suite 300

San Diego, CA 92101

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

General Information

This Information Statement is being furnished to the stockholders of HUMBL, Inc., a Delaware corporation (the “Company”), in connection with the adoption of our Certificate of Amendment to the Certificate of Incorporation by written consent of our Board of Directors and the holders of a majority of our issued and outstanding voting securities in lieu of a special meeting. On October 28, 2022 our Board of Directors approved and, on October 28, 2022 the holders of a majority of our voting capital stock approved an amendment to our Certificate of Incorporation to effect a 1:10 reverse split of our issued and outstanding shares of common stock, par value $.00001 per share (“Common Stock”), from 1,913,446,472 to 191,344,647 and decrease the conversion ratio of the Series B preferred stock from 10,000:1 to 1,000:1 (the “Amendment”). The Amendment will become effective upon the announcement by the Financial Industry Regulatory Authority (“FINRA) of the reverse split in the Daily List.

Voting Securities

As of the date of this Information Statement, our voting securities consist of our Common Stock, of which 1,913,446,472 shares are outstanding, 7,000,0000 shares of Series A preferred stock, par value $0.0001 and 425,480 shares of Series B preferred stock, par value $0.00001 per share (the Series A preferred stock and the Series B preferred stock collectively the “Preferred Stock”, and collectively with the Common Stock, the “Voting Stock”) that vote on an as-converted basis. Approval of the Amendment requires the affirmative consent of a majority of the shares of our Voting Stock issued and outstanding at November __, 2022 (the “Record Date”). The quorum necessary to conduct business of the stockholders consists of a majority of the Voting Stock issued and outstanding as of the Record Date.

Our majority stockholder who beneficially owns 11,894,304 shares of Common Stock, 7,000,000 shares of Series A preferred stock and 198,421 shares of Series B preferred stock is the “Consenting Stockholder.” The holder of Series A Preferred Stock is entitled to cast that number of votes equal to 1,000 shares of Common Stock per share of Series A preferred stock and the holders of Series B preferred stock are entitled to cast that number of votes equal to 10,000 shares of Common Stoc per share of Series B preferred stock (the issued and outstanding shares of common stock having one voted per share, the Series A preferred stock having 1,000 votes per share and the B preferred stock having 10,000 votes per share are collectively referred to as the “Voting Stock”). All 7,000,000 shares of Series A preferred stock and 198,421 shares of Series B preferred stock are held by Brian Foote, our current Chairman, President and CEO. The Consenting Stockholder has the power to vote the majority of our voting stock, which number exceeds the majority of the issued and outstanding shares of our Voting Stock on the date of this Information Statement. The Consenting Stockholder has consented to the proposed action set forth herein and had the power to pass the proposed corporate action without the concurrence of any of our other stockholders.

The approval of this action by written consent is made possible by Section 228 of the Delaware General Corporation Law, which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. To eliminate the costs involved in holding a special meeting, our Board of Directors elected to utilize the written consent of the holders of more than a majority of our Voting Stock.

This Information Statement will be mailed on or about November __, 2022 to stockholders of record as of the Record Date and is being delivered to inform you of the corporate action described herein before such action takes effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

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Dissenters’ Right of Appraisal

The Delaware General Corporation Law does not provide for dissenter’s rights of appraisal in connection with the proposed actions nor have we provided for appraisal rights in our Certificate of Incorporation or Bylaws.

PROPOSAL 1 - AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE SPLIT OF SHARES OF OUR COMMON STOCK AND TO MAKE THE CORRESPONDING REDUCTION OF THE CONVERSION PRICE OF OUR SERIES B PREFERRED STOCK

Our Board of Directors unanimously approved and adopted, subject to stockholder approval, a reverse stock split of the Company’s Common Stock and the corresponding reduction of the conversion price of our Series B preferred stock. Pursuant to the proposed Reverse Split, 10 outstanding shares of Common Stock will be combined and become one share of Common Stock (the “Reverse Split”) and to reflect the Reverse Split by reducing the conversion rate of our Series B preferred stock from 10,000:1 to 1,000:1. Attached as Exhibit A and incorporated herein by reference is the text of the Certificate of Amendment to the Certificate of Incorporation (the Amended Certificate”) as approved by the Majority Stockholder to effect the Reverse Split and reduction of the conversion price of our Series B preferred stock.

As of October 28, 2022, the Company had 1,913,446,472 shares of Common Stock issued and outstanding. Based on the number of shares currently issued and outstanding, immediately following the Reverse Split the Company will have approximately 191,344,647 shares of Common Stock issued and outstanding (without giving effect to rounding for fractional shares).

The par value of the Common Stock will not be changed nor will the number of authorized shares be reduced in connection with the Reverse Split. The Board determined that the availability of additional shares was necessary to consummate future financing transactions or business combinations. The availability of additional shares will also permit the Board to issue shares, or instruments convertible into or exercisable for such shares, for general corporate purposes.

When implemented, the Reverse Split will be realized simultaneously and in the same ratio for all shares of the Common Stock. All holders of Common Stock will be affected uniformly by the Reverse Split, which will have no effect on the proportionate holdings of any of our stockholders, except for possible changes due to the treatment of fractional shares resulting from the Reverse Split. In lieu of issuing fractional shares, the Company will round up in the event a stockholder would be entitled to receive less than one share of Common Stock as a result of the Reverse Split. In addition, the split will not affect any holder of Common Stock’s proportionate voting power (subject to the treatment of fractional shares), and all shares of Common Stock will remain fully paid and non-assessable. The number of authorized and issued shares of the Company’s various series of preferred stock will not be affected in any way by the Reverse Split.

The Company filed the Amendment (the “Amendment”) to the Certificate of Incorporation with the Secretary of State of the State of Delaware on November 1, 2022. In accordance with the Amendment, the Reverse Split will be effective upon the announcement of the Reverse Split in the Daily List by the Financial Industry Regulatory Authority (FINRA) of such corporate action.

The following chart reflects the changes in our capital structure following the reverse split, the top row reflecting the pre-split capital structure and the bottom row reflecting the post-split capital structure:

Authorized Shares of Common Stock	Issued and Outstanding Shares	Reserved but Unissued	Available for Issuance
7,450,000,000	1,913,446,472	4,671,216,666	865,336,862
7,450,000,000	191,344,647	467,121,666	6,791,533,687

Reasons for the Reverse Split

In determining to authorize the Reverse Split and also to reflect the Reverse Split by reducing the Series B conversion ratio, and in light of the foregoing, our Board of Directors considered, among other things, that in the event that the Company engages in acquisitions or is spun out eventually fewer shares should result in a higher per share price of our Common Stock, which might heighten the interest of the financial community in the Company, potentially broaden the pool of investors that may consider investing in the Company and facilitate trading by our stockholders of our shares of Common Stock. In theory, the Reverse Split should cause the trading price of a share of our Common Stock after the Reverse Split to be 10 times what it would have been if the Reverse Split had not taken place. However, this will not necessarily be the case.

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In addition, our Board of Directors considered that as a matter of policy, many institutional investors are prohibited from purchasing stocks below certain minimum price levels. For the same reason, brokers may be reluctant to recommend lower-priced stocks to their clients or may discourage their clients from purchasing such stocks. Other investors may be dissuaded from purchasing lower-priced stocks because the commissions, as a percentage of the total transaction, tend to be higher for such stocks. Our Board of Directors believes that, to the extent that the price per share of our Common Stock remains at a higher per share price as a result of the Reverse Split, some of these concerns may be ameliorated. The combination of lower transaction costs and increased interest from investors could also have the effect of increasing the liquidity of the Common Stock.

In evaluating whether or not to authorize the Reverse Split, in addition to the considerations described above, our Board of Directors also took into account various negative factors associated with reverse stock splits. These factors include:

●	the negative perception of reverse stock splits held by some investors, analysts and other stock market participants;

●	the fact that the stock price of some companies that have implemented reverse stock splits has subsequently declined back to pre-reverse stock split levels; and

●	the adverse effect on liquidity that might be caused by a reduced number of shares outstanding, and the potential concomitant downward pressure decreased liquidity could have on the trading price.

Also, other factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the price of our Common Stock would be maintained at the per share price in effect immediately following the effective time of the Reverse Split. There also can be no assurance that the total market capitalization of the Company following the Reverse Split will be higher than the market capitalization preceding the split or that an increase in our trading price, if any, would be sufficient to generate investor interest.

Stockholders should recognize that if the Reverse Split is effected, they will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the Reverse Split divided by 10). While we expect that the Reverse Split will result in an increase in the per share price of our Common Stock, the Reverse Split may not increase the per share price of our Common Stock in proportion to the reduction in the number of shares of our Common Stock outstanding. It also may not result in a permanent increase in the per share price, which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding. The history of similar reverse splits for companies in similar circumstances is varied.

If the Reverse Split is effected and the per share price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split.

In addition, the Reverse Split will likely increase the number of stockholders who own “odd lots” (stock holdings in amounts of less than 100 shares, in this case often one share). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Any reduction in brokerage commissions resulting from the Reverse Split may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by the split.

Finally, following the Reverse Split the number of authorized but unissued shares of our Common Stock relative to the number of issued shares of our Common Stock will be increased. This increased number of authorized but unissued shares of our Common Stock could be issued by the Board without further stockholder approval, which could result in dilution to the holders of our Common Stock. The increased proportion of unissued authorized shares to issued shares could also, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of Common Stock could dilute the ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction. The Reverse Split is not being proposed in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company.

Exchange Act Matters

Our Common Stock is currently registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split, if implemented, will not affect the registration of our Common Stock under the Exchange Act or our reporting or other requirements thereunder. Our Common Stock is currently traded and following the Reverse Split will continue to be traded, on the OTCQB market under the symbol “HMBL”, subject to our continued satisfaction of the OTCQB market listing requirements. Note, however, that the CUSIP number for our Common Stock will not change in connection with the Reverse Split.

Number of Shares of Common Stock and Number of Stockholders

The Reverse Split would have the following effects on the number of shares of Common Stock:

1. Each 10 shares of our Common Stock owned by a stockholder immediately prior to the Reverse Split would become one share of Common Stock after the Reverse Split;

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2. All outstanding but unexercised options and warrants entitling the holders thereof to purchase shares of our Common Stock will enable such holders to purchase, upon exercise of their options or warrants, one-tenth of the number of shares of our Common Stock that such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the Reverse Split, at an exercise price equal to ten times the exercise price specified before the Reverse Split, resulting in approximately the same aggregate exercise price being required to be paid upon exercise thereof immediately preceding the Reverse Split; and

3. The number of shares of our Common Stock reserved for issuance (including the maximum number of shares that may be subject to options) under our stock option plan will be reduced to one-tenth of the number of shares currently included in such plan.

Rounding in Lieu of Issuing Fractional Shares

The Company will not issue fractional shares in connection with the Reverse Split. Instead, the Company will round up to the nearest whole share any stockholder’s share ownership to the extent such stockholder would be entitled to receive less than one share of Common Stock or greater as a result of the Reverse Split.

Accounting Matters

The Reverse Split will not affect total stockholders’ equity on our balance sheet. However, because the par value of our Common Stock will remain unchanged, the components that make up total stockholders’ equity will change by offsetting amounts. As a result of the Reverse Split, the stated capital component attributable to our Common Stock will be reduced to an amount equal to one-one-tenth of its present amount, and the additional paid-in capital component will be increased by the amount by which the stated capital is reduced. The per share net loss and net book value per share of our Common Stock will be increased as a result of the Reverse Split because there will be fewer shares of our Common Stock outstanding.

Procedure for Effecting the Reverse Split, the Reduction of the Series B Preferred Conversion Ratio and Filing the Certificate of Amendment

Generally

The Reverse Split that will be reflected in the reduction of the Series B preferred conversion ratio and the related amendment to the Certificate of Incorporation, our Board of Directors will file the Restated Certificate effecting the Reverse Split with the Secretary of State of the State of Delaware. The Reverse Split will become effective as of 5:00 p.m. eastern standard time on the date of filing, which time on such date will be referred to as the “effective time.” At the effective time, each 10 shares of Common Stock issued and outstanding immediately prior to the effective time will, automatically and without any further action on the part of our stockholders, be combined into and become one share of Common Stock, subject to the treatment for fractional shares described above, and each certificate which, immediately prior to the effective time represented pre-Reverse Split shares, will be deemed cancelled and, for all corporate purposes, will be deemed to evidence ownership of post-Reverse Split shares. In addition, the conversion ratio of the Series B preferred stock will be reduced from 10,000:1 to 1,000:1. However, a stockholder will not be entitled to receive any dividends or distributions payable after the Certificate of Amendment is effective until that stockholder surrenders and exchanges his or her certificates.

Pacific Stock Transfer Company, the Company’s transfer agent (the “Transfer Agent”), will act as exchange agent for purposes of implementing the exchange of stock certificates, and is sometimes referred to as the “exchange agent.” As soon as practicable after the effective time, a letter of transmittal will be sent to stockholders of record as of the effective time for purposes of surrendering to the exchange agent certificates representing pre-Reverse Split shares in exchange for certificates representing post-Reverse Split shares in accordance with the procedures set forth in the letter of transmittal. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. From and after the effective time, any certificates formerly representing pre-Reverse Split shares which are submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will be exchanged for certificates representing post-Reverse Split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

In connection with the Reverse Split, our Common Stock will not change its current CUSIP number.

Street Name and Book-Entry Holders

Upon the Reverse Split, the Company intends to treat shares held by stockholders in “street name”, through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers and other nominees will be instructed to effect the Reverse Split for their beneficial holders. These brokers, banks and other nominees June have other procedures for processing the transaction, however, and stockholders holding in street name are encouraged to ask their brokers, banks or other nominees any questions they June have regarding such procedures.

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Stockholders who hold some or all of their shares in electronic book-entry form with the Transfer Agent do not have certificates evidencing their ownership and need not take any action to receive their post-Reverse Split shares. Rather, a statement will be sent automatically to any such stockholder’s address of record indicating the effects of the transaction, including the number of shares of Common Stock held following the Reverse Split.

Certain U.S. Federal Income Tax Consequences

The discussion below is only a summary of certain U.S. federal income tax consequences of the Reverse Split generally applicable to beneficial holders of shares of our Common Stock and does not purport to be a complete discussion of all possible tax consequences. This summary addresses only those stockholders who hold their pre-Reverse Split shares as “capital assets” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and will hold the post-Reverse Split shares as capital assets. This discussion does not address all U.S. federal income tax considerations that June be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign stockholders. The following summary is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult his, her or its own tax advisor as to the particular facts and circumstances that June be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Reverse Split.

The Reverse Split will qualify as a recapitalization for U.S. federal income tax purposes. As a result,

●	Stockholders should not recognize any gain or loss as a result of the Reverse Split.

●	The aggregate basis of a stockholder’s pre-Reverse Split shares will become the aggregate basis of the shares held by such stockholder immediately after the Reverse Split.

●	The holding period of the shares owned immediately after the Reverse Split will include the stockholder’s holding period before the Reverse Split.

The above discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. Federal tax penalties. It was written solely in connection with the solicitation of stockholder votes with regard to a proposed reverse split of our Common Stock

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The column entitled “Percentage of Class” is based on 1,913,446,472 shares of common stock outstanding as of October 28, 2022. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of October 28, 2022 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, we believe the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable.

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Brian Foote has voting control through his ownership of 7,000,000 shares of Series A preferred stock and 198,421 Series B preferred stock. Each share of Series A preferred stock and Series B preferred stock entitles the holder to vote on all matters submitted to a vote of our shareholders with each share of Series A preferred having 1,000 votes and each share of Series B preferred having 10,000 votes.

Name and Address of Beneficial Owner	Class of Securities	# of Shares	% of Class	% of Voting Shares(2)

Brian Foote(1)	Common	11,894,304	*	*
	Series A Preferred	7,000,000	100%	53.16%
	Series B Preferred	198,421	46.63%	15.07%

Jeffrey Hinshaw(1)	Common	100,060,000	5.23%	*
	Series B Preferred	30,263	7.11%	3.06%

Michele Rivera(1)	Common	30,460,000	1.59%	*
	Series B Preferred	25,669	6.05%	2.18%

William B. Hoagland(3)	Common	150,000	*	*

Peter Schulte	Common	287,422	*	*

Javier Gonzalez	Common	4,672,897	*	*
	Series B Preferred	25	*

Mark Grado	Series B Preferred	36,138	8.49%	2.87%

All Officers and Directors as a Group (6 persons)
Common		147,374,623	7.70%	* %
Series A Preferred		7,000,000	100%	53.16%
Series B Preferred		254,378	59.79%	19.32%

(1)	Officer and/or director of our Company.
(2)	Voting control is based on a total of 13,168,246,472 voting rights attributable to shares of our commons stock with one vote per share, shares of our Series A Preferred stock with 1,000 votes per share and shares of our Series B Preferred stock with 10,000 votes per share.
(3)	William B. Hoagland resigned as a Director on September 14, 2022.
*	less than 1% of the issued and outstanding shares of common stock.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement.

Security holders sharing an address and receiving a single copy may request to receive a separate Information Statement at HUMBL, Inc., 600 B Street, Suite 300, San Diego, CA 92101. Security holders sharing an address can request delivery of a single copy of the Information Statement if they are receiving multiple copies may also request to receive a separate Information Statement at HUMBL, Inc, 600 B Street, Suite 300, San Diego, CA 92101, telephone: (786) 738-9012.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

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We will provide, upon request and without charge, to each shareholder receiving this Information Statement a copy of our filings with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting HUMBL, Inc., 600 B Street, Suite 300, San Diego, CA 92101, telephone: (786) 738-9012.

Date: November 1, 2022	HUMBL, Inc.

By Order of the Board of Directors

	By:	/s/ Brian Foote
Brian Foote
President and CEO

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Exhibit A

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT TO

THE CERTIFICATE OF INCORPORATION

OF

HUMBL, INC.

HUMBL, Inc. (the “Corporation”), a Delaware corporation, does hereby certify that the following amendment to the Corporation’s Certificate of Incorporation to amend and restate Paragraph Fourth to provide for a reverse split of one share for each 10 of its issued and outstanding shares of common stock and reduce the conversion ratio of the Series B Preferred Stock from 10,000:1 to 1,000:1 in connection with the reverse split has been duly adopted in accordance with the provisions of Sections 228 and 242 of the Delaware General Corporation Law, as follows:

PARAGRAPH FOURTH

The aggregate number of shares which the Corporation shall have authority to issue is 7,450,000,000 shares of common stock, $.00001 par value per share (“Common Stock”), and 10,000,000 shares of “blank check” preferred stock, par value $.00001 per share. The Board of Directors is hereby expressly authorized to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional, or other special rights, if any, and any qualifications, limitations, or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Reverse Stock Split. The effective date of this reverse stock split shall be immediately upon the announcement of the reverse split in the Daily List by the Financial Industry Regulatory Authority (FINRA) of such corporate action (the “Effective Time”). At the Effective Time, each 10 shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time shall automatically be combined and converted, without any action on the part of the holder thereof, into one (1) share of fully paid and nonassessable Common Stock of the Corporation (the “Reverse Stock Split”). This Reverse Stock Split shall be effected on a certificate-by-certificate basis, and no fractional shares shall be issued as a result of this Reverse Stock Split. In lieu thereof, the Corporation shall round up in the event a stockholder would be entitled to receive less than one (1) share of Common Stock as a result of the Reverse Split. At the Effective Time, the conversion ratio of the Series B Preferred Stock shall automatically reduce from 10,000 shares of Common Stock for every one (1) share of Series B Preferred Stock to 1,000 shares of Common Stock for every (1) share of Series B Preferred Stock.

A.	Description and Designation of Series A Preferred Stock.

(1) Designation. A total of 7,000,000 shares of the Corporation’s Preferred Stock shall be designated as “Series A Preferred Stock”. As used herein, the term “Preferred Stock” used without reference to the Series A Preferred Stock means the shares of Series A Preferred Stock and the shares of any series of authorized Preferred Stock of the Corporation issued and designated from time to time by a resolution or resolutions of the Board of Directors, share for share alike and without distinction as to class or series, except as otherwise expressly provided below.

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(2) Dividends. Holders of the Series A Preferred Stock shall be entitled to receive, out of funds legally available for that purpose, on the same terms and conditions as that of holders of common stock, as may be declared by the Board of Directors.

(3) Liquidation. Dissolution or Winding Up.

(a) Treatment at Sale. Liquidation. Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, any distribution or payment shall be made to any holders of any shares of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series A Preferred Stock or Common Stock, and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated to be senior to, or on a parity with, the Series A Preferred Stock, holders of the shares of Series A Preferred Stock, Series B Preferred Stock (defined below) and Series C Preferred Stock (defined below) shall be entitled to be paid in cash first out of the assets of the Corporation available for distribution to holders of the Corporation’s capital stock, whether such assets are capital, surplus or earnings, an amount equal to the price per share of Series A Preferred Stock originally paid to the Corporation by a holder, plus any and all accrued and unpaid dividends thereof (whether or not declared). Such amounts shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Series A Preferred Stock and such amount, as so determined, is referred to herein as the “Series A Liquidation Value” with respect to such shares.

(b) Insufficient Funds. If upon such liquidation, dissolution or winding up the assets or surplus funds of the Corporation to be distributed to the holders of shares of Series A Preferred Stock and any other then-outstanding shares of the Corporation’s capital stock ranking on a parity with respect to payment on liquidation with the Series A Preferred Stock, which shall include the Common Stock (such shares being referred to herein as the “Series A Parity Stock”) shall be insufficient to permit payment to such respective holders of the full Series A Liquidation Value and all other preferential amounts payable with respect to the Series A Preferred Stock and such Series A Parity Stock, then the assets available for payment or distribution to such holders shall be allocated among the holders of the Series A Preferred Stock and such Series A Parity Stock, pro rata, in proportion to the full respective preferential amounts to which the Series A Preferred Stock and such Series A Parity Stock are each entitled.

(c) Certain Transactions Treated as Liquidation. For purposes of this Section 3, (A) any sale, exchange, conveyance or other disposition of the capital stock of the Corporation in a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of or shifts, (B) any acquisition of the Corporation by means of merger or other form of corporate reorganization or consolidation with or into another corporation in which outstanding shares of the Corporation, including shares of Series A Preferred Stock, are exchanged for securities or other consideration issued, or caused to be issued, by the other corporation or its subsidiary and, as a result of which transaction, the stockholders of this Corporation own 50% or less of the voting power of the surviving entity (other than a mere re-incorporation transaction), or (C) a sale, transfer or lease (other than a pledge or grant of a security interest to a bona fide lender) of all or substantially an of the assets of the Corporation (other than to or by a majority-owned or wholly-owned subsidiary of the Corporation), shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of the Series A Preferred Stock to receive the amount that would be received in a liquidation, dissolution or winding up pursuant to Section 3(a) hereof, if the holders of at least 50% of the then outstanding shares of Series A Preferred Stock so elect by giving written notice thereof to the Corporation at least three (3) business days before the effective date of such event. The Corporation will provide the holders of Preferred Stock with notice of all transactions which are to be treated as a liquidation, dissolution or winding up pursuant to this Section 3(c) twenty (20) days prior to the earlier of the vote relating to such transaction or the closing of such transaction.

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(d) Distributions of Property. Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors, unless the holders of 50% or more of the then outstanding shares of Series A Preferred Stock request, in writing, that an independent appraiser perform such valuation, then by an independent appraiser selected by the Board of Directors and reasonably acceptable to 50% or more of the holders of such series of Preferred Stock.

(4) Voting Power. Except as otherwise expressly provided herein or as required by law, holders of Series A Preferred Stock shall have all voting rights of those of the holders of Corporation common stock, based on one thousand (1,000) votes of Common Stock for each one share of Series A Preferred Stock so held.

(5) Conversion Rights. There are no conversion rights.

(6) Registration Rights. Holders of Series A Preferred Stock shall be entitled to such demand and piggyback registration rights as shall be designated between each such Holder and the Corporation.

(7) Registration of Transfer. The Corporation will keep at its principal office a register for the registration of shares of Preferred Stock. Subject to the next sentence, upon the surrender of any certificate representing shares of Preferred Stock at such place, the Corporation will, at the request of the record holders of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefore representing the aggregate number of shares of Preferred Stock represented by the surrendered certificate. It shall be a condition precedent to any such transfer that the Corporation shall receive an opinion of counsel reasonably acceptable to the Corporation that such certificates may be issued (and the Preferred Stock transferred) pursuant to an available exemption from the registration requirements of applicable state and federal securities laws. Each such new certificate will be registered in such name and will represent such number of shares of Preferred Stock as is required by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

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(8) Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of an unsecured indemnity from the holder reasonably satisfactory to the Corporation or, in the case of such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

(9) Restrictions and Limitations on Corporate Action and Amendments to Articles. The Corporation shall not take any corporate action or otherwise amend its Certificate of Incorporation or these designations without the approval by vote or written consent of the holders of at least 70% of the then outstanding shares of Series A Preferred Stock, voting together as a single class, if such corporate action or amendment would:

(a) authorize or create any class of stock or security senior to, or on parity with, the Preferred Stock as to dividends or liquidation preferences or redemption rights;

(b) increase the authorized number of Preferred Stock or alter the powers, preferences, or right of the Preferred Stock, so as to affect them adversely;

(c) authorize the merger, consolidation, or the sale, lease or other disposition of all or substantially all of the assets of the Corporation;

(d) declare or pay any dividend or distribution on any capital stock, other than the Series A Preferred Stock or the Preferred Stock; or

(e) enter into any material joint venture, joint marketing or joint development agreement, not in the ordinary course of business; or make any changes to the employee or incentive stock option plan; make any grants of stock options or any other forms of equity or incentive compensation.

(10) No Dilution or Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times, in good faith, assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Stock hereunder. Without limiting the generality of the foregoing, the Corporation will not issue any capital stock that would dilute the voting rights of the Holders of the Series A Preferred Stock to less than 51%.

(11) Notices of Record Date. In the event of:

(a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

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(b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or Corporation,

(c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least ten (10) days prior to the earlier of (1) the date specified in such notice on which such record is to be taken and (2) the date on which such action is to be taken. Failure to mail such notice on a timely basis or any defect in such notice shall not affect the validity of any transaction or action referred to in this Section 11.

(12) Notices. Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder). ·

B. Description and Designation of Series B Preferred Stock.

(1) Designation. A total of 570,000 shares of the Corporation’s Preferred Stock shall be designated as “Series B Preferred Stock”. As used herein, the term “Preferred Stock” used without reference to the Series B Preferred Stock means the shares of Series B Preferred Stock and the shares of any series of authorized Preferred Stock of the Corporation issued and designated from time to time by a resolution or resolutions of the Board of Directors, share for share alike and without distinction as to class or series, except as otherwise expressly provided below.

(2) Dividends. Holders of the Series B Preferred Stock shall be entitled to receive, out of funds legally available for that purpose, on the same terms and conditions as that of holders of Common Stock, as may be declared by the Board of Directors.

(3) Liquidation. Dissolution or Winding Up.

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(a) Treatment at Sale. Liquidation. Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, any distribution or payment shall be made to any holders of any shares of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series B Preferred Stock or Common Stock, and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated to be senior to, or on a parity with, the Series B Preferred Stock, holders of the shares of Series B Preferred Stock shall be entitled to be paid in cash first with the Series A Preferred Stock and Series C Preferred Stock out of the assets of the Corporation available for distribution to holders of the Corporation’s capital stock, whether such assets are capital, surplus or earnings, an amount equal to the price per share of Series B Preferred Stock originally paid to the Corporation by a holder, plus any and all accrued and unpaid dividends thereof (whether or not declared). Such amounts shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Series B Preferred Stock and such amount, as so determined, is referred to herein as the “Series B Liquidation Value” with respect to such shares.

(b) Insufficient Funds. If upon such liquidation, dissolution or winding up the assets or surplus funds of the Corporation to be distributed to the holders of shares of Series B Preferred Stock and any other then-outstanding shares of the Corporation’s capital stock ranking on a parity with respect to payment on liquidation with the Series B Preferred Stock, which shall include the Common Stock (such shares being referred to herein as the “Series B Parity Stock”) shall be insufficient to permit payment to such respective holders of the full Series B Liquidation Value and all other preferential amounts payable with respect to the Series B Preferred Stock and such Series B Parity Stock, then the assets available for payment or distribution to such holders shall be allocated among the holders of the Series B Preferred Stock and such Series B Parity Stock, pro rata, in proportion to the full respective preferential amounts to which the Series B Preferred Stock and such Series B Parity Stock are each entitled.

(c) Certain Transactions Treated as Liquidation. For purposes of this Section 4, (A) any sale, exchange, conveyance or other disposition of the capital stock of the Corporation in a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of or shifts, (B) any acquisition of the Corporation by means of merger or other form of corporate reorganization or consolidation with or into another corporation in which outstanding shares of the Corporation, including shares of Series B Preferred Stock, are exchanged for securities or other consideration issued, or caused to be issued, by the other corporation or its subsidiary and, as a result of which transaction, the stockholders of this Corporation own 50% or less of the voting power of the surviving entity (other than a mere re-incorporation transaction), or (C) a sale, transfer or lease (other than a pledge or grant of a security interest to a bona fide lender) of all or substantially an of the assets of the Corporation (other than to or by a majority-owned or wholly-owned subsidiary of the Corporation), shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of the Series B Preferred Stock to receive the amount that would be received in a liquidation, dissolution or winding up pursuant to Section 4(a) hereof, if the holders of at least 50% of the then outstanding shares of Series B Preferred Stock so elect by giving written notice thereof to the Corporation at least three business days before the effective date of such event. The Corporation will provide the holders of Preferred Stock with notice of all transactions which are to be treated as a liquidation, dissolution or winding up pursuant to this Section 4(c) twenty (20) days prior to the earlier of the vote relating to such transaction or the closing of such transaction.

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(d) Distributions of Property. Whenever the distribution provided for in this Section 4 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors, unless the holders of 50% or more of the then outstanding shares of Series B Preferred Stock request, in writing, that an independent appraiser perform such valuation, then by an independent appraiser selected by the Board of Directors and reasonably acceptable to 50% or more of the holders of such series of Preferred Stock.

(4) Voting Power. Except as otherwise expressly provided herein or as required by law, holders of Series B Preferred Stock shall have all voting rights of those of the holders of Corporation common stock, based on one thousand (1,000) votes of Common Stock for each one share of Series B Preferred Stock so held.

(5) Conversion Rights. The holders of the Series B Preferred Stock shall have conversion rights as follows:

(a) Right to Convert. Each share of Series B Preferred Stock shall be convertible at the option of the holder thereof at any time after December 3, 2021 at the office of the Corporation or any transfer agent for such stock into one thousand (1,000) fully paid and nonassessable shares of Common Stock subject to adjustment for any stock split or distribution of securities or subdivision of the outstanding shares of Common Stock.

(b) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series B Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(c) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

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(d) Notices. Any notice required by the provisions of this Certificate of Incorporation to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

(6) Registration Rights. Holders of Series B Preferred Stock shall be entitled to such demand and piggyback registration rights as shall be designated between each such Holder and the Corporation.

(7) Registration of Transfer. The Corporation will keep at its principal office a register for the registration of shares of Preferred Stock. Subject to the next sentence, upon the surrender of any certificate representing shares of Preferred Stock at such place, the Corporation will, at the request of the record holders of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefore representing the aggregate number of shares of Preferred Stock represented by the surrendered certificate. It shall be a condition precedent to any such transfer that the Corporation shall receive an opinion of counsel reasonably acceptable to the Corporation that such certificates may be issued (and the Preferred Stock transferred) pursuant to an available exemption from the registration requirements of applicable state and federal securities laws. Each such new certificate will be registered in such name and will represent such number of shares of Preferred Stock as is required by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

(8) Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of an unsecured indemnity from the holder reasonably satisfactory to the Corporation or, in the case of such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

(9) No Dilution or Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times, in good faith, assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Stock hereunder.

(10) Notices of Record Date. In the event of:

(a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

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(b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or Corporation,

(c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least ten (10) days prior to the earlier of (1) the date specified in such notice on which such record is to be taken and (2) the date on which such action is to be taken. Failure to mail such notice on a timely basis or any defect in such notice shall not affect the validity of any transaction or action referred to in this Section 10.

(11) Notices. Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder).

IN WITNESS WHEREOF, the Corporation has made the foregoing Amendment to the Certificate of Incorporation and the President has hereunto set his hand as of the 1st day of November, 2022.

HUMBL, INC.

By:	/s/ Brian Foote
Brian Foote, President and CEO

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